Exhibit 10.2

Execution Version

PATENT LICENSE AGREEMENT

PATENT LICENSE AGREEMENT (“Agreement”), dated January 20, 2009 (the “Effective Date”), by and between PANACOS PHARMACEUTICALS, INC., a Delaware corporation (“Panacos”), and MYRIAD PHARMACEUTICALS, INC., a Delaware corporation (“Myriad”). Panacos and Myriad are referred to collectively herein as the “Parties” and each, individually as a “Party.”

WHEREAS, pursuant to an Asset Purchase Agreement dated as of January 20, 2009, by and between Panacos and Myriad (“Purchase Agreement”), Myriad acquired certain assets from Panacos used or which Myriad intends to use in connection with the development (preclinical and clinical), manufacture and commercialization of 3-O-(3’,3’-dimethylsuccinyl) betulinic acid and salts and solvates thereof, and polymorphs thereof (“Bevirimat”);

WHEREAS, the assets acquired by Myriad under the Purchase Agreement include all of Panacos’s interest in and to the Bevirimat Patents (as hereinafter defined), and the assets retained by Panacos under the Purchase Agreement include the Panacos Patents (as hereinafter defined);

WHEREAS, Myriad has agreed to grant certain licenses to Panacos and its Affiliates under the Bevirimat Patents; and

WHEREAS, Panacos has agreed to grant certain licenses to Myriad and its Affiliates under the Panacos Patents.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Section 1. DEFINITIONS

1.1 The following terms, when used in this Agreement, shall have the respective meanings ascribed to them below:

(a) “Affiliate” means any corporation, firm, partnership, or other entity that, directly or indirectly, controls, is controlled by, or is under common control with a Party. For purposes of this definition, “control” shall mean the ownership of at least fifty percent (50%) of the voting share capital of such entity or any comparable equity or ownership interest.

(b) “Bevirimat Patents” shall mean the patents and patent applications identified on Exhibit A hereto.

(c) “Panacos Patents” shall mean the patents and patent applications identified on Exhibit B hereto.

(d) “Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization, including a federal, state, local or foreign government or regulatory entity or political subdivision or an agency or instrumentality thereof.

(e) “Product Operations” means the development (preclinical and clinical), manufacture, marketing, distribution, sale, or any other exploitation of or activity with respect to, Bevirimat.

1.2 Unless otherwise defined in Section 1.1 or herein, each capitalized term used in this Agreement that is defined in the Purchase Agreement shall have the meaning specified for such term in the Purchase Agreement.

Section 2. LICENSES

2.1 License to Myriad Under the Panacos Patents. Panacos hereby grants to Myriad and its Affiliates an exclusive, perpetual worldwide, royalty-free, transferable (subject to Section 9.4) license, with the right to grant sublicenses to others under the Panacos Patents to develop, manufacture, make and have made, offer to sell, sell, import, distribute, promote and use Bevirimat.

2.2 Sublicensees of Myriad. Any sublicensee of Myriad or its Affiliates permitted under Section 2.1 shall be bound by the terms of this Agreement, and any such sublicense shall not relieve Myriad or its Affiliates of their obligations or liabilities under this Agreement.

2.3 License to Panacos Under the Bevirimat Patents. Myriad hereby grants to Panacos and its Affiliates a non-exclusive, perpetual, worldwide, royalty-free, transferable (subject to Section 9.4) license, with the right to grant sublicenses to others in support of or ancillary to the business of Panacos or its Affiliates (i) under the Bevirimat Patents to manufacture, make and have made, and use Bevirimat solely as an intermediate in the synthesis of maturation inhibitors other than Bevirimat, and (ii) under all claims set forth in United States Patent Number 5,679,828 and its foreign equivalents relating to compounds other than Bevirimat to develop, manufacture, make and have made, offer to sell, sell, import, distribute, promote and use all maturation inhibitors other than Bevirimat.

2.4 Sublicensees of Panacos. Any sublicensee of Panacos or its Affiliates permitted under Section 2.3 shall be bound by the terms of this Agreement, and any such sublicense shall not relieve Panacos or its Affiliates of their obligations or liabilities under this Agreement.

2.5 Duration of Licenses. Unless this Agreement is earlier terminated pursuant to the terms of Section 8.2 of this Agreement, the license granted under any Panacos Patent pursuant to Section 2.1 or any Bevirimat Patent pursuant to Section 2.3 shall extend for the life of the particular patent involved. Any sublicense granted to any Panacos Patent pursuant to Section 2.1 or any Bevirimat Patent pursuant to Section 2.3 shall terminate in accordance with the termination of the applicable license under Section 2.1 or 2.3, as the case may be.

2.6 Preservation of Rights. Any sale, assignment, license, sublicense, disposition, grant of a lien or other security interest in, or transaction (i) by Panacos or any of its Affiliates affecting the Panacos Patents, or (ii) by Myriad or any of its Affiliates affecting the Bevirimat Patents, shall not affect and shall at all times be subject to the rights of the other Party and its Affiliates under this Agreement. In addition, to the extent permitted by applicable law, in the event that a Party becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party’s intention to file an involuntary petition in bankruptcy (a “Filing Party”), such Filing Party shall immediately notify the other Party in writing, and the other Party shall have the right but not the obligation, if the Filing Party remains insolvent or any such petition is not resolved within three (3) months after the date it is filed, to (i) immediately terminate this Agreement, in whole or in part as the other Party may determine, upon written notice to the Filing Party; or (ii) assume responsibilities for the prosecution or maintenance of any patents or patent applications licensed to it by the Filing Party.

2.7 Affiliates. With respect to the grant of any license to or the exercise of any right by an Affiliate of a Party, the Party shall: (i) cause the Affiliate to be bound by the terms and conditions of this Agreement; and (ii) be responsible for the performance by the Affiliate of the obligations under this Agreement.

Section 3. CONSIDERATION

3.1 The licenses granted under this Agreement are on a royalty free basis without compensation from a Party to any other Party.

Section 4. OWNERSHIP RIGHTS

4.1 All property rights in or related to the patents and patent applications licensed hereunder are and will remain the exclusive property of the applicable owner, and, as between the Parties shall not be subject to challenge with respect to such ownership.

Section 5. PROSECUTION AND MAINTENANCE OF PATENT RIGHTS

5.1 Responsibility. Subject at all times to Section 5.2, Panacos shall be solely responsible for the prosecution, maintenance and renewal of the Panacos Patents, including the payment of all fees and expenses in connection therewith, and Myriad shall be solely responsible for the prosecution, maintenance and renewal of the Bevirimat Patents, including the payment of all fees and expenses in connection therewith. Panacos will provide Myriad with copies of all documents exchanged with the relevant patent offices concerning the Panacos Patents, and Myriad will provide Panacos with copies of all documents exchanged with the relevant patent offices concerning the Bevirimat Patents.

5.2 Abandonment of Patents. Panacos shall have the right to unilaterally abandon any Panacos Patent, and Myriad shall have the right to unilaterally abandon any Bevirimat Patents, provided at least ninety (90) days prior to the renewal date or other date for loss or abandonment of any such patent or patent application that a Party wishes to abandon, the owning Party gives notice to the other Party of its intent to abandon. If the other Party does not want such patent or patent application to become abandoned, the other Party shall have the option to acquire the rights in said patent or patent application by: (i) giving written notice to the Party desiring to abandon the patent or patent application within sixty (60) days following the delivery of the original notice; and (ii) paying the renewal or maintenance fees that are then due or taking such other action as may be necessary to prevent the loss or abandonment, provided that, in the case of Panacos, such option shall only apply to United States Patent Number 5,679,828 and its foreign equivalents. In connection with the foregoing, the owning Party shall promptly provide the other Party all information reasonably requested by the other Party regarding such patent or patent application. If the other Party does not exercise its option within the sixty (60) day period, the patent or patent application may be abandoned by its owner. If the other Party exercises its option, the owning Party shall promptly execute such documents and take such other actions as may be reasonably necessary to accomplish the transfer of ownership. Following the transfer of ownership, the patent or patent application so transferred shall no longer be deemed to be included within the scope of this Agreement, and the former owner shall have no further rights under this Agreement with respect thereto. Notwithstanding the foregoing, the Party owning a pending patent application included with the Panacos Patents or the Bevirimat Patents, as the case may be, may abandon the application without such notice if the application has been finally rejected in the patent office where it is pending (without resorting to appeals within the patent office), provided that in the event that the Party abandoning such a pending patent application does not file a continuation, continuation-in-part, divisional, or other application claiming priority to such abandoned application, then such notice shall be required. For those patents or patent applications that the owning Party elects to abandon and are not acquired by the other Party, the owning Party may effect the abandonment in due course.

5.3 Cooperation. Each Party shall reasonably cooperate with the other in the preparation, filing, prosecution and maintenance of the patents and patent applications included with in the Panacos Patents and the Bevirimat Patents and shall not knowingly take a position in the prosecution of such patents that would materially adversely effect the other Party. Each Party shall bear its own costs in connection with its cooperation.

Section 6. ENFORCEMENT OF PATENT RIGHTS

6.1 Notification. In the event that either Party becomes aware of actual or threatened infringement of any of the Panacos Patents or the Bevirimat Patents by a third party anywhere in the world, that Party shall promptly notify the other Party in writing.

6.2 Enforcement. Myriad shall have the sole and exclusive right, but not the obligation, to enforce the Bevirimat Patents. Panacos shall have the sole and exclusive right, but not the obligation, to enforce the Panacos Patents. If, within three (3) months of Panacos receiving notice from Myriad of a third party’s probable infringement of the Panacos Patents within Myriad’s licensed field or Myriad receiving notice from Panacos of a third party’s probable infringement of the Bevirimat Patents within Panacos’s licensed field, the licensor Party fails to take reasonable action to enforce such patents against such third party in the subject field, then the licensee Party shall have the right to take whatever action it deems appropriate in its own name or, if required by law, in the name of the licensor Party to enforce such patents in the subject field, at the licensee Party’s sole cost. All monies recovered upon the final judgment or settlement of such action shall be used first to reimburse each Party for its actual costs incurred to investigate and pursue the claims against the infringement, and second in proportion to the damages incurred by each Party. The non-enforcing Party shall cause its employees, agents or consultants, at the sole expense of the enforcing Party, to take such actions as are reasonably necessary or appropriate to enable the enforcing Party to enforce the Panacos Patents or the Bevirimat Patents, as the case may be.

Section 7. REPRESENTATIONS AND WARRANTIES

7.1 Representations and Warranties. Each Party represents and warrants to the other Party that (i) it has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, (ii) the execution and delivery by it and of this Agreement and the performance by it of its obligations hereunder have been duly and validly authorized by all necessary board action on the part of such Party and no other further authorization or consent of its board of directors is required, (ii) this Agreement has been duly executed and delivered by it and, assuming this Agreement constitutes the legal, valid and binding obligation of such Party, this Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against such Party in accordance with its respective terms.

7.2 Limitation. Neither Party makes any representation or warranty to any other Party with respect to the validity, enforceability, title or status of any patent or patent application licensed hereunder.

7.3 No Obligation. This Agreement shall not create for any Party any obligation to disclose to another Party, maintain, register, prosecute, pay for, enforce or otherwise manage any patents or patent applications except as expressly set forth herein.

7.4 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL WARRANTIES, CONDITIONS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE PANACOS PATENTS OR THE BEVIRIMAT PATENTS, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY, EITHER PARTY, THEIR AGENTS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND NON-INFRINGEMENT) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.

Section 8. TERM AND TERMINATION

8.1 Term. Subject to Sections 8.2 and 8.3, the term of this Agreement will commence on the Effective Date and shall continue until the end of the life of the last patent licensed pursuant to Sections 2.1 and 2.3 of this Agreement.

8.2 Partial Termination. Either Party may terminate the licenses granted by it under the terms of this Agreement upon thirty (30) days written notice to the other Party in the event of a material breach of any provision of this Agreement by the other Party, unless such breach is cured within such thirty (30) day notice period.

8.3 Effect of Termination. Upon a termination of the licenses granted by a Party pursuant to Section 8.2, the terminating party shall assume all rights and obligations of the non-terminating party with respect to any sublicenses granted pursuant to this Agreement, provided however that the terminating party’s rights and obligations do not exceed those rights and obligations granted by it herein. For the avoidance of doubt, no termination or partial termination pursuant to Section 8.2 shall relieve a Party from liability for breach of this Agreement.

Section 9. GENERAL PROVISIONS

9.1 No Agency. Nothing in this Agreement shall be deemed in any way or for any purpose to constitute any Party an agent or joint venturer of another unaffiliated party.

9.2 No Third Party Beneficiaries. This Agreement shall inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.3 Entire Agreement. This Agreement, the Purchase Agreement and the Ancillary Agreements constitute the entire agreement between Panacos and Myriad with respect to the subject matter hereof and thereof supersede any prior agreements or understandings between Panacos and Myriad and any representations or statements made by or on behalf of Panacos or any of its Affiliates to Myriad, whether written or oral (other than the Confidentiality Agreement), with respect to the subject matter hereof and thereof.

9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither Party may assign any of its rights or delegate any of its performance obligations hereunder without the prior written approval of the other Party; provided, however, that either Party shall have the right to assign this Agreement or any of its rights hereunder without such approval at any time to any Affiliate of such Party or to any Person to whom all or substantially all of such Party’s assets, or with respect to Myriad all or substantially all of Myriad’s assets related to Bevirimat, are transferred or in connection with a merger, consolidation or other similar corporate transaction involving such Party, but only if, in the case of such a transfer of assets, such Affiliate or Person assumes this Agreement in writing and agrees to be bound by and to comply with the terms and conditions hereof applicable to such assigning Party. Any purported assignment of rights or delegation of performance obligations in violation of this Section 9.4 is void.

9.5 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given, made and received (i) when delivered personally or by facsimile, (ii) four (4) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid or (iii) one (1) Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to Myriad:

Myriad Pharmaceuticals, Inc.

320 Wakara Way

Salt Lake City, Utah 84108

Attention: President

Phone: 801-584-3631

Facsimile: 801-584-3640

Copy to:

Myriad Pharmaceuticals, Inc.

320 Wakara Way

Salt Lake City, Utah 84108

Attention: Legal Department

If to Panacos:

Panacos Pharmaceuticals, Inc.

Attention: Chief Executive Officer

134 Coolidge Avenue

Watertown, MA 02472

Facsimile: 617-923-2276

Telephone: 617-926-1551

Copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

One Beacon Street

Boston, MA 02108

Attention: Kent A. Coit, Esq.

Phone: 617-573-4800

Facsimile: 617-573-4822

Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

9.6 Amendments and Waivers. The Parties may mutually amend or waive any provision of this Agreement at any time. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed, in the case of an amendment, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, Myriad and Panacos agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

9.8 Expenses. Except as otherwise specifically provided to the contrary in this Agreement, each of Myriad and Panacos shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

9.9 Governing Law. This Agreement and any disputes hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

9.10 Submission to Jurisdiction. Each of Myriad and Panacos consents and (a) submits to the exclusive jurisdiction of any state or federal court sitting in the State of Delaware, (b) agrees that all claims in respect of any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be heard and determined only in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of Myriad and Panacos may make service on the other Party, and each of Myriad and Panacos agrees to accept service, of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 9.5. Nothing in this Section 9.10, however, shall affect the right of any Party to serve such summons, complaint or initial pleading in any other manner permitted by law.

9.11 Construction.

(a) The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their intent, and no rule of strict construction shall be applied against any Party.

(b) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(c) The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(d) Any reference herein to a Section or Exhibit shall be deemed to refer to a Section or Exhibit of this Agreement, unless the context clearly indicates otherwise.

(e) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”

9.12 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF MYRIAD AND PANACOS HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

9.13 Exhibits. Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

9.14 Counterparts and Facsimile Signature. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement under seal as of the date first above written.

PANACOS PHARMACEUTICALS, INC.

By:	/s/ Alan W. Dunton
Name:	Alan W. Dunton M.D.
Title:	President and Chief Executive Officer

MYRIAD PHARMACEUTICALS, INC.

By:	/s/ Adrian N. Hobden
Name:	Adrian N. Hobden
Title:	President